EXHIBIT 3.03

CERTIFICATE OF ELIMINATION OF THE

CUMULATIVE VOTING PREFERRED STOCK,

CUMULATIVE CONVERTIBLE VOTING PREFERRED STOCK, SERIES B, AND

FIXED/ADJUSTABLE CUMULATIVE RATE PREFERRED STOCK, SERIES E, OF
LEHMAN BROTHERS HOLDINGS INC.

Pursuant to Section 151(g)
of the General Corporation Law
of the State of Delaware

Lehman Brothers Holdings Inc., a corporation organized and existing under the laws of the State of Delaware (the “Corporation”), in accordance with the provisions of Section 151(g) of the General Corporation Law of the State of Delaware, hereby certifies as follows:

1.     That, pursuant to Section 151 of the General Corporation Law of the State of Delaware and authority granted in Restated Certificate of Incorporation of the Corporation, as amended (the “Certificate of Incorporation”), as such authority was delegated to the Executive Committee of the Board of Directors of the Corporation, the Executive Committee by resolution duly adopted, authorized the issuance of:

(a)   8,000,000 shares of Cumulative Voting Preferred Stock, $1.00 par value per share, of the Corporation (the “Cumulative Voting Preferred Stock”), and established the voting powers, designations, preferences and relative, participating and other rights, and the qualifications, limitations or restrictions thereof, and, on May 27, 1994, filed a Certificate of Designations (the “Cumulative Voting Preferred Stock Certificate of Designations”) with respect to such Cumulative Voting Preferred Stock in the office of the Secretary of State of the State of Delaware (the “Secretary of State”), which was restated, without amendment, in the Certificate of Incorporation;

(b)   13,000,000 shares of Cumulative Convertible Voting Preferred Stock, Series B, $1.00 par value per share of the Corporation (the “Series B Preferred Stock”), and established the voting powers, designations, preferences and relative, participating and other rights, and the qualifications, limitations or restrictions thereof, and, on April 10, 1997, filed a Certificate of Designations and on July 10, 1997 filed an Amended Certificate of Designations (the “Series B Certificate of Designations”) with respect to such Series B Preferred Stock in the office of the Secretary of State; and

(c)   57,500 shares of Fixed/Adjustable Rate Cumulative Preferred Stock, Series E, $1.00 par value per share of the Corporation (the “Series E Preferred Stock”), and established the voting powers, designations, preferences and relative, participating and other rights, and the qualifications, limitations or restrictions thereof, and, on March 28, 2000, filed a Certificate of Designations (the “Series E Certificate of Designations,” and, together with the Cumulative Voting Preferred Stock Certificate of Designations and the Series B Certificate of Designations, the “Certificates of Designations”) with respect to such Series E Preferred Stock in the office of the Secretary of State.

2.     That no shares of said Cumulative Voting Preferred Stock, Series B Preferred Stock or Series E Preferred Stock remain outstanding and no shares thereof will be issued subject to said Certificates of Designations.

3.     That the Board of Directors of the Corporation has adopted the following resolutions:

WHEREAS, pursuant to the authority conferred upon the Board of Directors by the Certificate of Incorporation and as such authority was delegated to the Executive Committee of the Board of Directors, the Executive Committee (a) created a series of 8,000,000 shares of Cumulative Voting Preferred Stock, $1.00 par value per share (the “Cumulative Voting Preferred Stock”) by filing a Certificate of Designations of the Corporation with the Secretary of State of Delaware on May 27, 1994, as restated, without amendment, in the Restated Certificate of Incorporation of the Corporation filed with the Secretary of State of the State of Delaware on May 27, 1994 (the “Cumulative Voting  Preferred Stock Certificate of Designations”); (b) created a series of 13,000,000 shares of Cumulative Convertible Voting Preferred Stock, Series B, $1.00 par value per share (the “Series B Preferred Stock”) by filing a Certificate of Designations of the Corporation with the Secretary of State of the State of Delaware on April 10, 1997, as amended in its entirety by the Certificate of Designations of the Corporation filed with the Secretary of State of the State of Delaware on July 10, 1997 (the “Series B Certificate of Designations”); and (c) created a series of 57,500 shares of Fixed/Adjustable Rate Cumulative Preferred Stock, Series E, $1.00 par value per share (the “Series E Preferred Stock”) by filing a Certificate of Designations of the Corporation with the Secretary of State on March 28, 2000 (the “Series E Certificate of Designations” and, with the Cumulative Voting Preferred Stock Certificate of Designations and the Series B Certificate of Designations, the “Certificates of Designations”); and

WHEREAS, 8,000,000 shares of such Cumulative Voting Preferred Stock, 12,998,100 shares of such Series B Preferred Stock and 50,000 shares of such Series E Preferred Stock have been duly issued and subsequently redeemed and reacquired by the Corporation, and no shares of Cumulative Voting Preferred Stock, Series B Preferred Stock or Series E Preferred Stock are outstanding and no such shares will hereafter be issued; and

WHEREAS, it is desirable that, pursuant to Section 151(g) of the General Corporation Law of the State of Delaware, the shares of Cumulative Voting Preferred Stock, Series B Preferred Stock and Series E Preferred Stock resume the status of authorized but unissued shares of preferred stock, $1.00 par value per share, of the Corporation and that all matters set forth in the Certificates of Designations with respect to the Cumulative Voting Preferred Stock, Series B Preferred Stock and Series E Preferred Stock be eliminated from the Certificate of Incorporation;

NOW THEREFORE, BE IT

RESOLVED, that as of the date hereof no shares of Cumulative Voting Preferred Stock, Series B Preferred Stock or Series E Preferred Stock are outstanding and no shares of Cumulative Voting Preferred Stock, Series B Preferred Stock or Series E Preferred Stock will be issued subject to their respective Certificates of Designations; and be it further

RESOLVED, that the aforesaid 8,000,000 shares of Cumulative Voting Preferred Stock, 12,998,100 shares of Series B Preferred Stock and 50,000 shares of Series E Preferred Stock that have been redeemed and reacquired by the Corporation shall resume the status of authorized but unissued shares of preferred stock, $1.00 par value per share, of the Corporation; and be it further

RESOLVED, that all matters set forth in the Cumulative Voting Preferred Stock Certificate of Designations with respect to the Cumulative Voting Preferred Stock, the Series B Certificate of Designations with respect to the Series B Preferred Stock and in the Series E Certificate of Designations with respect to the Series E Preferred Stock be eliminated from the Certificate of Incorporation; and be it further

RESOLVED, that the officers of the Corporation be, and hereby are, authorized and directed to execute, acknowledge and file one or more certificates with the office of the Secretary of State of the State of Delaware setting forth a copy of the foregoing resolutions, and when such certificate or certificates become effective it or they shall have the effect of eliminating from the Certificate of Incorporation all matters set forth in the Certificates of Designations with respect to the Cumulative Voting Preferred Stock, the Series B Preferred Stock and the Series E Preferred Stock.

4.     That, accordingly, all 8,000,000 shares of Cumulative Voting Preferred Stock, 12,998,100 shares of Series B Preferred Stock and 50,000,000 shares of Series E Preferred Stock shall resume the status of authorized but unissued shares of preferred stock, $1.00 par value per share, of the Corporation and all matters set forth in the Certificates of Designations with respect to such Cumulative Voting Preferred Stock, Series B Preferred Stock and Series E Preferred Stock be, and hereby are, eliminated from the Certificate of Incorporation.

IN WITNESS WHEREOF, the undersigned, being duly authorized thereto, does hereby affirm, under penalties of perjury, that this certificate is the act and deed of the Corporation and that the facts herein stated are true, and accordingly has hereunto set his hand this 10th day of October, 2006.

LEHMAN BROTHERS HOLDINGS INC.

	By:	/s/ Barrett S. DiPaolo
		Name:	Barrett S. DiPaolo
		Title:	Vice President

Attest:

/s/ Madeline L. Shapiro
Madeline L. Shapiro
Assistant Secretary